                                  EXHIBIT 32.1

         CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ending May 1, 2004, as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

            DATE: June 10, 2004             By: /s/ Tim Grumbacher
                                               ---------------------------------
                                                 Tim Grumbacher
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                            By: /s/ James H. Baireuther
                                               ---------------------------------
                                                 James H. Baireuther
                                                 Vice Chairman, Chief
                                                 Administrative Officer and
                                                 Chief Financial Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.